Exhibit 99.1

N E W S R E L E A S E
Corporate Headquarters 4350 Congress Street Suite 600 Charlotte, NC 28209 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	Ramesh Shettigar	Eileen L. Beck
	(717) 225-2746	(717) 225-2793
	ramesh.shettigar@glatfelter.com	eileen.beck@glatfelter.com

GLATFELTER REPORTS FIRST QUARTER 2024 RESULTS
~ Achieved significant merger milestone with expiration of HSR waiting period ~

2024 First Quarter Highlights:
•Generated net sales of ~$327 million and a GAAP net loss from continuing operations of $26.2 million
•Achieved Q1 Adjusted EBITDA of $23.8 million with an improved EBITDA margin of 7.3%
•Delivered continued robust Spunlace performance with ~$5 million improved EBITDA
•Improved Composite Fibers EBITDA by ~$2 million, consistent with expectations
•Recorded ~$9 million lower EBITDA in Airlaid Materials primarily due to ongoing European market softness

CHARLOTTE, North Carolina – May 9, 2024: Glatfelter Corporation (NYSE: GLT), a leading global supplier of engineered materials, today reported financial results for the first quarter of 2024 and provided an update on progress of its proposed merger with the majority of Berry’s Global Health, Hygiene and Specialties segment to include its Global Nonwovens and Films (“HHNF”) business.

“We continued to execute against our strategy to optimize our portfolio and position the business for long-term profitable growth as we prepare to complete the proposed merger with Berry’s HHNF business to create a new, global specialty materials leader,” said Thomas Fahnemann, President and CEO of Glatfelter. "The team remains focused on delivering meaningful financial performance while ensuring our business segments are well positioned to become part of a larger enterprise that is expected to deliver substantial shareholder value."

Mr. Fahnemann added, “Our progress was most evident in Spunlace which delivered $6.1 million in EBITDA, recording gains in margin and volume following a strong fourth quarter. In Composite Fibers, we continued to improve EBITDA, reaching the highest level for this segment since the third quarter of 2021, along with EBITDA margins averaging 10% in the last 3 quarters. As we previously shared in 2023, we took pricing actions in our Airlaid Materials segment as we strove to protect margins and improve the price-cost dynamic. However, these actions combined with ongoing European market challenges, continued to put downward pressure on volumes, which led to weaker than anticipated financial performance for the segment."

Mr. Fahnemann concluded, “While overall results for the quarter were mixed, I am encouraged by how far we have come in the past twelve months to enhance the performance of our business, further offsetting many of the prevailing macroeconomic headwinds. The team continues to make excellent progress with preparing for the closing of the proposed merger with Berry's HHNF business, with the goal of value creation and long-term growth for our shareholders. The work that is underway will provide a strong foundation from which to build scale, capitalize on an expanded product portfolio and complementary technology, and ultimately lower Glatfelter’s current leverage. I look forward to providing additional updates on our progress as integration preparations continue and additional regulatory milestones are met."

Glatfelter Reports First Quarter 2024 Results	page 2

Update on Merger with Berry's HHNF Business

As previously announced on February 7, 2024, we entered into certain definitive agreements with Berry Global Group, Inc. (“Berry”) for Berry to spin-off and merge the HHNF business with Glatfelter to create a global leader in specialty materials. Upon the completion of the transaction, Glatfelter shareholders are expected to own approximately ten percent of the newly combined company. In April, the Company achieved a regulatory milestone with the expiration of the required waiting period under the Hart-Scott-Rodino ("HSR") Antitrust Improvements Act. The transaction is subject to further certain customary closing conditions and regulatory approvals that are currently underway including, but not limited to, approval by Glatfelter shareholders. The merger transaction is expected to close in the second half of 2024.

	Three months ended March 31,
Dollars in thousands	2024	2023

Net sales	$327,256	$378,208
Net loss from continuing operations	(26,150)	(13,182)
Adjusted loss from continuing operations (1)	(14,939)	(5,866)
EPS from continuing operations	(0.58)	(0.29)
Adjusted EPS (1)	(0.33)	(0.13)
Adjusted EBITDA (1)	23,820	24,785

(1) Adjusted EBITDA, adjusted loss from continuing operations and adjusted EPS are non-GAAP financial measures. See “Reconciliation of GAAP Financial information to Non-GAAP Financial information” later in this earnings release for further information.

Glatfelter Reports First Quarter 2024 Results	page 3
First Quarter Results
The following table sets forth a reconciliation of results on a GAAP basis to an adjusted earnings basis, a non-GAAP measure:

	Three months ended March 31,
	2024		2023
In thousands, except per share	Amount	EPS	Amount	EPS

Net loss	$(26,347)	$(0.58)	$(13,584)	$(0.30)
Exclude: Loss from discontinued operations, net of tax	197	—	402	0.01
Loss from continuing operations	(26,150)	(0.58)	(13,182)	(0.29)
Adjustments (pre-tax):
Strategic initiatives (1)	10,910		730
Turnaround strategy costs (2)	57		4,483
Debt refinancing (3)	—		1,883
CEO transition costs (4)	—		633
Timberland sales and related costs	—		(617)
Total adjustments (pre-tax)	10,967		7,112
Income taxes (5)	(11)		(3)
Other tax adjustments (6)	255		207
Total after-tax adjustments	11,211	0.25	7,316	0.16
Adjusted loss from continuing operations	$(14,939)	$(0.33)	$(5,866)	$(0.13)

(1)For 2024, reflects primarily professional services fees related to the Berry HHNF merger (including transaction advisory, legal and other consultant costs) of $10.5 million and personnel retention, to offset the risk of potential employee departures due to the pending transaction, and other costs of $0.4 million. For 2023, reflects consulting and legal fees of $0.5 million, employee separation costs of $0.1 million, and other costs of $0.1 million.
(2)For 2024, primarily reflects employee separation costs. For 2023, reflects employee separation costs of $3.3 million and $1.2 million in professional fees.
(3)In 2023, reflects $1.8 million write-off of deferred debt issuance costs in connection with the Company’s debt refinancing and $0.1 million in early repayment penalties and write-off of unamortized financing fees on the IKB Deutsche Industriebank AG, Düsseldorf ("IKB") loans.
(4)In 2023, reflects pension settlement charge related to former CEO separation.
(5)Tax effect on adjustments calculated based on the incremental effective tax rate of the jurisdiction in which each adjustment originated. For items originating in the U.S., no tax effect is recognized due to the previously established valuation allowance on the net deferred tax assets.
(6)Tax effect of applying certain provisions of the CARES Act of 2020.
A description of each of the adjustments presented above is included later in this release.

Airlaid Materials

	Three months ended March 31,
Dollars in thousands	2024	2023	Change

Tons shipped (metric)	38,341	39,827	(1,486)	(3.7)%
Net sales	$131,529	$159,441	$(27,912)	(17.5)%
Operating income	4,958	13,914	(8,956)	(64.4)%
EBITDA	12,622	21,600	(8,978)	(41.6)%
EBITDA %	9.6%	13.5%

Airlaid Materials’ first quarter net sales decreased $27.9 million in the year-over-year comparison mainly driven by lower selling prices from cost pass-through arrangements and lower energy surcharges in Europe as both raw materials and energy input costs declined compared to last year. Shipments were 3.7% lower driven by declines in the hygiene categories mainly due to pricing actions taken in 2023 to retain margins. Currency translation was favorable by $0.7 million.

Airlaid Materials’ first quarter EBITDA of $12.6 million was $9.0 million lower when compared to the first quarter of 2023. Selling price decreases for pass-through contracts, lower energy surcharges, and select spot price reductions were a

Glatfelter Reports First Quarter 2024 Results	page 4
combined $20.3 million, and were mostly offset by lower raw material and energy costs of $17.9 million. Lower shipments primarily in the hygiene categories combined with unfavorable mix from lower color tabletop shipments negatively impacted results by approximately $1.8 million. Operations were unfavorable by $3.8 million mainly due to lower production of approximately 2,800 MT to manage inventory levels, and higher wage inflation. Currency and related hedging negatively impacted earnings by $1.0 million.

Composite Fibers

	Three months ended March 31,
Dollars in thousands	2024	2023	Change

Tons shipped (metric)	25,002	24,818	184	0.7%
Net sales	$116,150	$132,591	$(16,441)	(12.4)%
Operating income	8,259	6,127	2,132	34.8%
EBITDA	12,023	10,092	1,931	19.1%
EBITDA %	10.4%	7.6%

Composite Fibers’ net sales were $16.4 million lower in the first quarter of 2024, compared to the year-ago quarter due to lower selling prices of $11.1 million. Even though shipments were higher 0.7%, it was largely driven by the composite laminates category that have lower average selling prices compared to other inclined wire products and thereby lowering the revenue for the quarter. Currency translation was favorable by $0.9 million.

Composite Fibers had EBITDA for the first quarter of $12.0 million compared with $10.1 million EBITDA in the first quarter of 2023. Price-cost gap continued to trend positive this quarter as the decrease in input prices paid for raw materials, energy, freight, and packaging were more favorable than selling price declines, resulting in earnings improvement of $2.5 million. Shipments were higher primarily in the composite laminate and metallized categories and overall improved income by $0.4 million. Operations were unfavorable by $0.8 million, mainly driven by lower production. The impact of currency and related hedging negatively impacted earnings by $0.2 million.

Spunlace

	Three months ended March 31,
Dollars in thousands	2024	2023	Change

Tons shipped (metric)	16,091	16,420	(329)	(2.0)%
Net sales	$80,130	$86,723	$(6,593)	(7.6)%
Operating income (loss)	2,764	(2,023)	4,787	236.6%
EBITDA	6,137	1,069	5,068	474.1%
EBITDA %	7.7%	1.2%

Spunlace's net sales were $6.6 million lower in the first quarter of 2024 compared to the year-ago quarter, mainly driven by lower selling prices of $4.2 million due to cost pass-through arrangements and lower year over year shipments of 2.0%. Currency translation was slightly favorable by $0.2 million.

Spunlace EBITDA was higher by $5.1 million compared to the same period last year. Lower selling prices and energy surcharges were unfavorable by $4.2 million but were more than fully offset by lower raw material and energy costs of $7.4 million. Lower shipments and unfavorable product mix lowered income by approximately $0.8 million. Operations were favorable by $2.4 million million as actions taken to improve operations, reduce overall spending, and manage headcount provided positive results. Currency positively impacted earnings by $0.2 million.
Other Financial Information

The amount of operating expense not allocated to a reporting segment in the Segment Financial Information totaled $17.5 million in the first quarter of 2024 compared with $11.9 million in the same period a year ago. Excluding the items identified to present “adjusted earnings,” unallocated expenses for the first quarter of 2024 decreased $0.7 million compared to the first quarter of 2023 mainly driven by lower professional services costs.

Glatfelter Reports First Quarter 2024 Results	page 5
In the first quarter of 2024, our U.S. GAAP pre-tax loss from continuing operations totaled $21.0 million and we recorded an income tax provision of $5.2 million, which primarily related to the tax provision for foreign jurisdictions, reserves for uncertain tax positions, and valuation allowances for domestic and foreign jurisdiction losses for which no tax benefit could be recognized. The comparable amounts in the same quarter of 2023 were a pre-tax loss of $9.5 million and an income tax provision of $3.7 million.
Balance Sheet and Other Information
Cash and cash equivalents totaled $30.2 million and $50.3 million as of March 31, 2024 and December 31, 2023, respectively. Total debt was $875.7 million and $860.3 million as of March 31, 2024 and December 31, 2023, respectively. Net debt was $845.5 million as of March 31, 2024 compared with $810.1 million at the end of 2023. Leverage as calculated in accordance with the financial covenants of our bank credit agreement was in compliance at 3.7 times at March 31, 2024.

Capital expenditures during the quarters ended March 31, 2024 and 2023 totaled $7.5 million and $9.5 million, respectively. Cash used by operating activities for the quarters ended March 31, 2024 and 2023 was $33.5 million and $30.6 million, respectively. Adjusted free cash flow for the quarter ended March 31, 2024 was a use of $36.9 million compared with a use of $28.2 million for the same period in 2023. (Net debt and Adjusted free cash flow are non-GAAP financial measures. See "Reconciliations of GAAP Financial Information to Non-GAAP Financial Information" later in this earnings release for further information).

Glatfelter Reports First Quarter 2024 Results	page 6

Conference Call
As previously announced, the Company will hold a conference call today at 11:00 a.m. (Eastern) to discuss its first quarter results. The Company will make available on its Investor Relations website this quarter’s earnings release and an accompanying financial presentation that includes additional financial information to be discussed on the conference call including the Company’s outlook pertaining to financial performance. Information related to the conference call is as follows:

What:	Q1 2024 Glatfelter Earnings Conference Call
When:	Thursday, May 9, 2024, 11:00 a.m. (ET)
Participant Dial-in Number:	(323) 794-2423
(800) 289-0438
Conference ID:	7358307
Webcast registry:	Q1 2024 Glatfelter Earnings Webcast
OR access via our website:	Glatfelter Webcasts and Presentations

Replay will be available, via the webcast link, approximately 2 hours after the conclusion of our earnings call.
Interested persons who wish to hear the live webcast should go to the website prior to the starting time to register and ensure any necessary audio software is installed.

Glatfelter Reports First Quarter 2024 Results	page 7
Glatfelter Corporation and subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
In thousands, except per share	2024	2023

Net sales	$327,256	$378,208
Costs of products sold	292,746	341,994
Gross profit	34,510	36,214
Selling, general and administrative expenses	36,057	30,745
Gains on dispositions of plant, equipment and timberlands, net	(2)	(644)
Operating income (loss)	(1,545)	6,113
Non-operating income (expense)
Interest expense	(17,685)	(12,594)
Interest income	261	271
Other, net	(2,027)	(3,278)
Total non-operating expense	(19,451)	(15,601)
Loss from continuing operations before income taxes	(20,996)	(9,488)
Income tax provision	5,154	3,694
Loss from continuing operations	(26,150)	(13,182)

Discontinued operations:
Loss before income taxes	(197)	(402)
Income tax provision	—	—
Loss from discontinued operations	(197)	(402)
Net loss	$(26,347)	$(13,584)

Basic earnings per share
Loss from continuing operations	$(0.58)	$(0.29)
Loss from discontinued operations	—	(0.01)
Basic loss per share	$(0.58)	$(0.30)

Diluted earnings per share
Loss from continuing operations	$(0.58)	$(0.29)
Loss from discontinued operations	—	(0.01)
Diluted loss per share	$(0.58)	$(0.30)

Weighted average shares outstanding
Basic	45,184	44,957
Diluted	45,184	44,957

Glatfelter Reports First Quarter 2024 Results	page 8
Segment Financial Information
(unaudited)

	Three months ended March 31,
In thousands, except per share	2024	2023

Net Sales
Airlaid Material	$131,529	$159,441
Composite Fibers	116,150	132,591
Spunlace	80,130	86,723
Inter-segment sales elimination	(553)	(547)
Total	$327,256	$378,208

Operating income (loss)
Airlaid Material	$4,958	$13,914
Composite Fibers	8,259	6,127
Spunlace	2,764	(2,023)
Other and unallocated	(17,526)	(11,905)
Total	$(1,545)	$6,113

Depreciation and amortization
Airlaid Material	$7,664	$7,686
Composite Fibers	3,764	3,965
Spunlace	3,373	3,092
Other and unallocated	953	988
Total	$15,754	$15,731

Capital expenditures
Airlaid Material	$2,091	$2,082
Composite Fibers	3,664	3,663
Spunlace	1,378	2,701
Other and unallocated	349	1,054
Total	$7,482	$9,500

Tons shipped (metric)
Airlaid Material	38,341	39,827
Composite Fibers	25,002	24,818
Spunlace	16,091	16,420
Inter-segment sales elimination	(337)	—
Total	79,097	81,065

Glatfelter Reports First Quarter 2024 Results	page 9
Selected Financial Information
(unaudited)

	Three months ended March 31,
In thousands	2024	2023

Cash Flow Data
Cash from continuing operations provided (used) by:
Operating activities	$(33,485)	$(30,632)
Investing activities	(7,480)	(8,787)
Financing activities	20,839	15,179

Depreciation, depletion and amortization	15,754	15,731
Capital expenditures	(7,482)	(9,500)

	March 31, 2024	December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$30,181	$50,265
Total assets	1,517,231	1,563,796
Total debt	875,654	860,318
Shareholders’ equity	223,322	256,854

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
This press release includes measures of earnings before the effects of certain specifically identified items, which are referred to as adjusted earnings and Adjusted EBITDA, both non-GAAP measures. The Company uses non-GAAP adjusted earnings and Adjusted EBITDA to supplement the understanding of its consolidated financial statements presented in accordance with GAAP. Non-GAAP adjusted earnings is meant to present the financial performance of the Company’s core operations, which consist of the production and sale of engineered materials. EBITDA is a measure used by management to assess our operating performance and is calculated using income (loss) from continuing operations and excludes interest expense, interest income, income taxes, and depreciation and amortization. Adjusted EBITDA is calculated using EBITDA and further excludes certain items management considers to be unrelated to the Company’s core operations. Management and the Company’s Board of Directors use non-GAAP adjusted earnings and Adjusted EBITDA to evaluate the performance of the Company’s fundamental business in relation to prior periods and established business plans. For purposes of determining adjusted earnings and Adjusted EBITDA, the following items are excluded:
•Strategic initiatives. These adjustments primarily reflect professional and legal fees and other costs incurred which are directly related to evaluating and executing certain strategic initiatives including costs associated with the Berry HHNF merger.
•Turnaround Strategy costs. This adjustment reflects costs incurred in connection with the Company's Turnaround Strategy initiated in 2022 under its new chief executive officer to drive operational and financial improvement. These costs are primarily related to professional services fees and employee separation costs.
•Debt refinancing costs. Represents charges to write-off unamortized debt issuance costs in connection with the extinguishment of the Company’s €220.0 million Term Loan and IKB loans, as well as the amendment to the Company's credit facility. These costs also include an early repayment penalty related to the extinguishment of the IKB loans.
•CEO transition costs. This adjustment reflects a non-cash pension settlement charge associated with the separation of our former CEO related to a lump-sum distribution made in Q1 2023 under the terms of his non-qualified pension plan agreement.

Glatfelter Reports First Quarter 2024 Results	page 10
•Timberland sales and related costs. These adjustments exclude gains from the sales of timberlands as these items are not considered to be part of our core business, ongoing results of operations or cash flows. These adjustments are irregular in timing and amount and may benefit our operating results.
Unlike net income determined in accordance with GAAP, non-GAAP adjusted earnings and Adjusted EBITDA do not reflect all charges and gains recorded by the Company for the applicable period and, therefore, does not present a complete picture of the Company’s results of operations for the respective period. However, non-GAAP adjusted earnings and Adjusted EBITDA provide a measure of how the Company’s core operations are performing, which management believes is useful to investors because it allows comparison of such operations from period to period. Non-GAAP adjusted earnings and Adjusted EBITDA should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA % is the calculation of Adjusted EBITDA divided by net sales.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including income tax expense, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.

Calculation of Adjusted Free Cash Flow In thousands	Three months ended March 31,
	2024	2023

Cash used by operations	$(33,485)	$(30,632)
Capital expenditures	(7,482)	(9,500)
Free cash flow	(40,967)	(40,132)
Adjustments:
Turnaround strategy costs	1,305	5,271
Strategic initiatives	620	152
Cost optimization actions	—	36
CEO transition costs	543	7,101
Fox River environmental matter	1,636	160
Tax payments (refunds) on adjustments to adjusted earnings	7	(805)
Adjusted free cash flow	$(36,856)	$(28,217)

Net Debt In thousands	March 31, 2024	December 31, 2023

Short-term debt	$7,452	$6,150
Current portion of long-term debt	—	1,005
Long-term debt, net of current portion	868,202	853,163
Total	875,654	860,318
Less: Cash	(30,181)	(50,265)
Net Debt	$845,473	$810,053

Glatfelter Reports First Quarter 2024 Results	page 11

Adjusted EBITDA	Three months ended March 31,
In thousands	2024	2023

Net loss	$(26,347)	$(13,584)
Exclude: Loss from discontinued operations, net of tax	197	402
Add back: Taxes on continuing operations	5,154	3,694
Depreciation and amortization	15,754	15,731
Interest expense, net	17,424	12,323
EBITDA	12,182	18,566
Adjustments:
Strategic initiatives	10,910	730
Turnaround strategy costs	57	4,483
Debt refinancing	—	59
CEO transition costs	—	633
Share-based compensation	671	931
Timberland sales and related costs	—	(617)
Adjusted EBITDA	$23,820	$24,785

Reconciliation of Operating Profit to EBITDA by Segment(1)	Three months ended March 31,
In thousands	2024	2023

Airlaid Materials
Operating profit	$4,958	$13,914
Add back: Depreciation & amortization	7,664	7,686
EBITDA	$12,622	$21,600

Composite Fibers
Operating profit	$8,259	$6,127
Add back: Depreciation & amortization	3,764	3,965
EBITDA	$12,023	$10,092

Spunlace
Operating profit (loss)	$2,764	$(2,023)
Add back: Depreciation & amortization	3,373	3,092
EBITDA	$6,137	$1,069
(1) For our segment results, segment EBITDA is reconciled to segment operating profit, which is the most comprehensive financial measure for our segments.

Glatfelter Reports First Quarter 2024 Results	page 12

Adjusted Corporate Unallocated Expenses	Three months ended March 31,
In thousands	2024	2023

Other and unallocated operating loss	$(17,526)	$(11,905)
Adjustments:
Strategic initiatives	10,910	730
Turnaround strategy costs	57	4,483
Timberland sales and related costs	—	(617)
Adjusted corporate unallocated expenses	$(6,559)	$(7,309)

Caution Concerning Forward-Looking Statements
Any statements included in this press release that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. The risks, uncertainties and other unpredictable or uncontrollable factors are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) in the Risk Factors section and under the heading “Forward-Looking Statements” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Glatfelter

Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. The Company’s high quality, technology-driven, innovative, and customizable nonwovens solutions can be found in products that are Enhancing Everyday Life®. These include personal care and hygiene products, food and beverage filtration, critical cleaning products, medical and personal protection, packaging products, as well as home improvement and industrial applications. Headquartered in Charlotte, NC, the Company’s 2023 net sales were $1.4 billion. As of March 31, 2024, we employed approximately 2,916 employees worldwide. Glatfelter’s operations utilize a variety of manufacturing technologies including airlaid, wetlaid and spunlace with fifteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. The Company has sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands. Additional information about Glatfelter may be found at www.glatfelter.com.